As filed with the Securities and Exchange Commission on July 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

THE STOCK PURCHASE PLAN 2003

(Full Title of the Plan)

Ericsson Inc.

Vice President Legal Affairs

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David I. Schiller, Esq.

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, Suite 1100

Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum OfferingPrice Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Share representing ten B Shares, par value of Swedish Kronor 1.00 each of Telefonaktiebolaget LM Ericsson	1,500,000 American Depositary Shares	$11.25	$16,875,000	$1,365.19

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c).

INTRODUCTION

This Registration Statement on Form S-8 is filed by Telefonaktiebolaget LM Ericsson, a limited liability company under the Swedish Companies Act (the “Company”), relating to a total of 1,500,000 American Depositary Shares, each representing ten B shares, par value of Swedish Kronor 1.00 each and evidenced by American Depositary Receipts of the Company (the “Shares”), to be made available through open market purchases and/or Treasury shares to eligible employees of Ericsson Inc., a wholly-owned subsidiary of the Company, pursuant to the terms of The Stock Purchase Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that the Company has previously filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s annual report on Form 20-F filed on March 28, 2003 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Company’s latest annual report referred to in 1. above;

3.	The description of the Shares set forth in the Registration Statement on Form F-6, filed by the Company with the Commission on May 11, 1998 (Registration No. 333-08742), under which the Company registered the Shares under the Securities Act of 1933, as amended (the “Securities Act); and

4.	The description of the Company’s B Shares, par value SEK 1.00 per share, (the “B Shares”) contained in the Company’s Registration Statement on Form F-3,

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dated September 29, 1995, which contains a description of the B Shares registered under Section 12 of the Exchange Act), except to the extent that such description has been superseded by the descriptions in “Item 9, The Offer and Listing” of the Form 20-F described in, and incorporated by reference by, paragraph 1 above.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered under this Registration Statement have been purchased or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4.	Description of Securities.

Inapplicable.

Item 5.	Interests of Named Experts and Counsel.

Inapplicable.

Item 6.	Indemnification of Directors and Officers.

The Company has provided liability insurance coverage for each director and officer for certain losses arising from claims or changes made against them while acting in their capacity as directors and officers of the Company.

Item 7.	Exemption from Registration Claimed.

Inapplicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	The Stock Purchase Plan 2003

4.2	Articles of Incorporation of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 1 to the Company’s 2002 Annual Report on Form 20-F filed with the Commission on March 28, 2003).

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4.3

Specimen certificate representing Non-restricted B Shares of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1

(File No. 2-82969)).

4.4

Form of certificate representing ADRs of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6

(File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)

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Item 9.	Undertakings.

A. The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 18 day of July, 2003.

TELEFONAKTIEBOLAGET LM ERICSSON

By:	/s/ LARS JACOBSON

Name:	Lars Jacobson

Title:	Vice President

By:	/s/ ROLAND HAGMAN

Name:	Roland Hagman

Title:	Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Carl Olov Blomqvist and Karl-Henrik Sundstrom, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date

/s/ MICHAEL TRESCHOW Michael Treschow	Chairman of the Board	June 27, 2003

/s/ ARNE MÅRTENSSON Arne Mårtensson	Deputy Chairman of the Board and Director	June 24, 2003

/s/ SIR PETER BONFIELD Sir Peter Bonfield	Director	June 24, 2003

/s/ CARL-HENRIC SVANBERG Carl-Henric Svanberg	President & CEO and Director	June 27, 2003

/s/ JAN HEDLUND Jan Hedlund	Employee Representative and Director	June 27, 2003

/s/ PER LINDH Per Lindh	Employee Representative and Director	June 24, 2003

/s/ SVERKER MARTIN-LÖF Sverker Martin-Löf	Director	June 27, 2003

/s/ ECKHARD PFEIFFER Eckhard Pfeiffer	Director	June 27, 2003

/s/ LENA TORELL Lena Torell	Director	July 7, 2003

/s/ PETER SUTHERLAND Peter Sutherland	Director	June 27, 2003

/s/ MARCUS WALLENBERG Marcus Wallenberg	Deputy Chairman of the Board and Director	June 24, 2003

/s/ ÅKE SVENMARCK Åke Svenmarck	Employee Representative and Director	June 26, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	The Stock Purchase Plan 2003

4.2	Articles of Incorporation of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 1 to the Company’s 2002 Annual Report on Form 20-F filed with the Commission on March 28, 2003.

4.3	Specimen certificate representing Non-restricted B Shares of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)